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                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
                 ANALYSIS OF ALLOWANCE FOR LOAN LOSSES AND          EXHIBIT 99D
                         NON-PERFORMING ASSETS ("NPA")
                             At December 31, 1997
                            (dollars in thousands)
                                  (Unaudited)


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                                                Allowance for
                                                Loan Losses             Allowance for                   NPA
                       Gross         Allowance   As a % of               Loan Losses                 As a % of    Allowance for
                       Loan             for      Gross Loan    Non-       As a % of                  Gross Loan   Loan Losses
                     Portfolio         Loan      Portfolio   Accrual     Non-Accrual                 Portfolio     As a % of
Property Type         Balance         Losses      Balance     Loans        Loans           NPA        Balance         NPA
-------------     ---------------  -----------  ---------   ---------   ------------    ---------    ----------   -----------
Single-family
  1-4 units          $  8,793,806    $  42,922      0.49%   $  75,316         56.99%    $ 107,418         1.22%        39.96%
Multi-family:
  5-36 units            1,426,589       37,603      2.64%      11,674        322.11%       19,075         1.34%       197.13%
  37 or more units        319,849       14,214      4.44%       1,592        892.84%        1,592         0.50%       892.84%
Non-residential         1,030,994       37,067      3.60%      12,028        308.17%       20,976         2.03%       176.71%
Commercial                233,921        7,816      3.34%       2,427        322.04%        2,427         1.04%       322.04%
Consumer                  138,366       15,752     11.38%         653       2412.25%          653         0.47%     2,412.25%
                     ------------    ---------              ---------                   ---------
                     $ 11,943,525    $ 155,374      1.30%   $ 103,690        149.84%    $ 152,141         1.27%       102.13%
                     ============    =========              =========                   ==========
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